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 Exhibit 12.1
 DRS Technologies, Inc.
 Statement of Computation of Ratio of Earnings to Fixed Charges

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

                                                     Six
                                                    Months
                                                    Ended
                                                 September 30,                        Year Ended March 31,
                                               -----------------  -----------------------------------------------------------
                                                      2002         2002         2001         2000         1999         1998
                                               -----------------  -------      -------      -------      -------      -------

Earnings:
   Pre-tax income from continuing operations
   before minority interests and extraordinary
   item                                               $24,934      $39,967      $26,380      $14,150      $ 6,801      $10,663

Add:
   Interest and related expenses                        4,755       10,954       11,461       12,600        9,357        5,098
   Estimated interest component of rent expense         3,007        4,762        3,763        2,897        1,499        1,132
                                                      -------      -------      -------      -------      -------      -------
Earnings                                              $32,696      $55,683      $41,604      $29,647      $17,657      $16,893
                                                      =======      =======      =======      =======      =======      =======

Fixed Charges:
   Interest and related expenses                      $ 4,755      $10,954      $11,461      $12,600      $ 9,357      $ 5,098
   Estimated interest component of rent expense         3,007        4,762        3,763        2,897        1,499        1,132
                                                      -------      -------      -------      -------      -------      -------
Fixed Charges                                         $ 7,762      $15,716      $15,224      $15,497      $10,856      $ 6,230
                                                      =======      =======      =======      =======      =======      =======

Ratio of earnings to fixed charges                       4.2x         3.5x         2.7x         1.9x         1.6x         2.7x
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